Registration No.  333-

================================================================================

                   SECURITIES AND EXCHANGE COMMISSION


                               FORM S-3

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     CONSTELLATION ENERGY GROUP, INC.

          (Exact Name of Registrant as Specified in its Charter)

                               Maryland
                        (State of Incorporation)

                              52-1964611
                  (I.R.S. Employer Identification No.)

                  E. Follin Smith, Senior Vice President
              250 W. Pratt Street, Baltimore, Maryland 21201
                            (410) 783-3601
(Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices and Agent for Service)


Approximate  date of  commencement  of proposed  sale to the  public:  After the
effective  date  of  this   Registration   Statement  as  determined  by  market
conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                   CALCULATION OF REGISTRATION FEE
================================================================================
Title of
each class        Amount       Proposed          Proposed          Amount of
of securities     to be        maximum offering  maximum aggregate registration
to be registered  registered   price per unit    offering price    fee**
--------------------------------------------------------------------------------
Unsecured Debt   $2,300,000,000    100%*         $2,300,000,000    $211,600.00
Securities
================================================================================

*    Inserted solely for the purpose of calculating the registration fee.
** $200,000,000 principal amount of Medium-Term Notes, Series B are being carried forward from Registration No. 333-36380 for which a registration fee was previously paid.

     Pursuant to rule 429 under the Securities Act of 1933, this Registration Statement also serves as a post-effective amendment of the Registrant's Registration Statement on Form S-3 (Registration No. 333-36380)


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

[LOGO]

$2,500,000,000                                  Constellation Energy Group, Inc.
UNSECURED Debt SECURITIES                       250 W. Pratt Street
                                                Baltimore, Maryland  21201
                                                (410) 234-5000

--------------------------------------------------------------------------------
                            P R O S P E C T U S
--------------------------------------------------------------------------------

This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $2,500,000,000.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The supplement may also add, update or change information contained in this prospectus.



--------------------------------------------------------------------------------
We urge you to carefully read this prospectus and the prospectus supplement which will describe the specific terms of the offering together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION
before         you         make         your         investment         decision
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.







(Once the registration statement is effective, the date of the prospectus will be inserted here.)

                          Table of Contents

                                                                         Page

FORWARD LOOKING STATEMENTS.........................                         3

SUMMARY............................................                         4

USE OF PROCEEDS....................................                         4

RATIO OF EARNINGS TO FIXED CHARGES.................                         6

DESCRIPTION OF THE DEBT SECURITIES.................                         7

PLAN OF DISTRIBUTION...............................                        11

LEGAL MATTERS......................................                        12

EXPERTS............................................                        12

WHERE YOU CAN FIND MORE INFORMATION................                        12

                                     FORWARD-LOOKING STATEMENTS

     We make statements in this prospectus that are considered forward looking statements within the meaning of the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans," and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. These risks, uncertainties, and factors include, but are not limited to:

     - the timing and extent of changes in commodity prices for energy including coal, natural gas, oil, and electricity;

     - the timing and extent of deregulation of, and competition in, the energy markets in North America, and the rules and regulations adopted on a transitional basis in those markets;

     - the conditions of the capital markets generally, which are affected by interest rates and general economic conditions, as well as Constellation Energy's ability to maintain its current debt rating;

     - the effectiveness of Constellation Energy's risk management policies and procedures and the ability of our counterparties to satisfy their financial commitments;

     - the liquidity and competitiveness of wholesale trading markets for energy commodities;

     - Operational factors affecting the start-up or ongoing commercial operations of our generating facilities and Baltimore Gas and Electric's transmission and distribution facilities, including catastrophic weather related damages, unscheduled outages or repairs, unanticipated changes in fuel costs or availability, unavailability of gas transportation or electric transmission services, workforce issues, terrorism and other events beyond our control;

     - the inability of Baltimore Gas Electric to recover all its costs associated with providing electric retail customers service during the electric rate freeze period;

     - the effect of weather and general economic and business conditions on energy supply, demand and prices;

     - regulatory or legislative developments that affect demand for energy, or increase costs, including costs related to nuclear power plants, safety or environmental compliance;

     - cost and other effect of legal and administrative proceedings that may not be covered by insurance, including environmental liabilities or the outcome of pending appeals regarding the Maryland Public Service Commission's orders on electric deregulation and the transfer of Baltimore Gas and Electric's generation assets to affiliates; and

     - operation of our generation assets in a deregulated market without the benefit of a fuel rate adjustment clause;

Given these uncertainties, you should not place undue reliance on these forward looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. These forward looking statements represent our estimates and assumptions only as of the date of this prospectus.

SUMMARY

Constellation Energy Group, Inc., or Constellation Energy, is a diversified North American energy company. Constellation Energy conducts its business through various subsidiaries that primarily include a merchant energy business and Baltimore Gas and Electric Company , or BGE. Our merchant energy business is focused mostly on power marketing and merchant generation in North America. BGE is an electric and gas public utility distribution company with a service territory that covers the City of Baltimore and all or part of ten counties in Central Maryland. Effective July 1, 2000, electric generation was deregulated in Maryland. Also, on July 1, 2000, BGE transferred all of its generation assets and related liabilities at book value to our merchant energy business.

   As a result of these changes, our merchant energy business includes:
     - wholesale power marketing, structured transactions, and risk management activities,

     - domestic power projects,

     - fossil and hydroelectric generating assets,

     - nuclear generating assets, and

     - nuclear consulting services.

     Also, effective July 1, 2000, the financial results of the electric generation portion of our business are included in the merchant energy business. Prior to that date, the financial results of electric generation were included in BGE's regulated electric business.


USE OF PROCEEDS

Based on our current plans and estimates the net proceeds from the sale of the debt securities will be used for general corporate purposes relating to our nonregulated businesses, including repayment of commercial paper borrowings used to finance capital expenditures and operations and to refinance our existing short-term obligations which totaled $955 million at December 31, 2001. We may, however, use the net proceeds for other purposes if we find it necessary, in which case, we will include information with respect to the proceeds in the applicable prospectus supplement. If we do not use the net proceeds immediately, we temporarily invest them in short-term, interest-bearing obligations.

For current information on our commercial paper balances and average interest rate, see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

                         RATIO OF EARNINGS TO FIXED CHARGES

The Ratio of Earnings to Fixed Charges for each of the periods indicated is as follows:

Nine Months Ended           Twelve Months Ended
September 30                     December 31,
---------          -------------------------------------------------------------
2001              2000         1999       1998         1997           1996
3.45              2.78         2.87       2.60         2.35           2.44

For current information on the Ratio of Earnings to Fixed Charges, please see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

DESCRIPTION OF THE DEBT SECURITIES

General

We will issue the debt securities under an indenture between us and the trustee, The Bank of New York, dated as of March 24, 1999. This prospectus briefly outlines some of the indenture provisions. The indenture is a contract between us and The Bank of New York acting as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if an "Event of Default" described below occurs. Second, the trustee performs certain administrative duties.

The indenture is summarized below. Because it is a summary, it does not contain all of the information that may be important to you. We have filed the indenture and its supplements with the SEC, and we suggest that you read those parts of the indenture that are important to you. You especially need to read the indenture to get a complete understanding of your rights and our obligations under the provisions described in Event of Default; Consolidation, Merger or Sale; and Modification of Indenture. See Where You Can Find More Information to find out how to locate the indenture and the supplements. You may also review the indenture at the trustee's offices at 5 Penn Plaza, New York, New York.

The specific terms of each debt security offering will be described in the prospectus supplement relating to that offering. The prospectus supplement will modify the general terms found in this prospectus to the extent different from those terms and will be filed with the SEC. For a complete description of the terms of a particular offering of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular offering.

The indenture does not limit the amount of debt securities that may be issued. Each series of debt securities may differ as to their terms. For current information on our debt outstanding see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

The debt securities are unsecured and will rank equally with all our unsecured indebtedness. The debt securities will be denominated in U.S. dollars and we will pay principal and interest in U.S. dollars. The applicable prospectus supplement will describe whether the debt securities will be subject to any conversion amortization, or sinking or similar fund. It is anticipated that the debt securities will be "book-entry," represented by a permanent global debt security registered in the name of The Depository Trust Company, or its nominee. However, we reserve the right to issue debt securities in certificated form registered in the name of the debt security holders.

In the discussion that follows, whenever we talk about paying principal on the debt securities, we mean at maturity, redemption or repurchase. Also, in discussing the time for notices and how the different interest rates are calculated, all times are New York City time, unless otherwise noted.

The following terms may or may not apply to each series of debt securities as specified in the applicable prospectus supplement and the note. The applicable prospectus supplement will describe the terms for the debt securities including: maturity date, interest rate or rates (or the method to calculate such rate) remarketing provisions, our right to redeem debt securities, the holders' right to tender debt securities, and any other provisions.

Redemptions

We may have the right to redeem or otherwise repurchase debt securities at our option. Debt securities may be redeemable in whole or in part in increments of $1,000 upon no more than 60, and not less than 30 days prior notice. If we do not redeem all the debt securities of a series at one time, the Trustee will select the debt securities to be redeemed in a manner it determines to be fair.

Repurchases

The debt security holder may have the right to cause us to repurchase the debt securities. We will repurchase the debt securities in whole or in part in increments of $1,000. The method for repurchases differs for book-entry and certificate debt securities, and is discussed later in this section, Description of the Debt Securities.

Remarketed Debt Securities

We may issue debt securities with remarketing features that allow holders the option to sell their debt securities back to us. In turn, we may have the option to retire these debt securities or remarket and sell them to new holders.

Book-Entry Debt Securities - Registration, Transfer, and Payment of Interest and Principal

Book-entry debt securities of a series will be issued in the form of a global security that will be deposited with The Depository Trust Company, New York, New York ("DTC"). This means that we will not issue certificates to each holder. One global security will be issued to DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participant's accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

When applicable, we will wire principal and interest payments to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC's current practice, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

     - We determine not to require all of the debt securities of a series to be represented by a global debt security and notify the trustee of our decision.

Book-Entry Debt Securities - Method of Repurchase

     If the debt securities are subject to a repurchase option, unless otherwise provided in the applicable prospectus supplement, participants, on behalf of the owners of beneficial interests in the global debt securities, may exercise the repurchase option by delivering written notice to our paying agent at least 30, but no more than 60, days prior to the date of repurchase. The paying agent, The Bank of New York, must receive notice by 5:00 p.m. on the last day for giving notice. Procedures for the owners of beneficial interests in global debt securities to notify their participants of their desire to have their debt security repurchased will be governed by the customary practices of the participant. The written notice to the paying agent must state the principal amount to be repurchased. It is irrevocable, and a duly authorized officer of the participant (with signatures guaranteed) must sign it.

Certificated Debt Securities - Registration, Transfer, and Payment of Interest and Principal

If we issue certificated securities, they will be registered in the name of the debt security holder. These debt securities may be transferred or exchanged, pursuant to administrative procedures in the indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent.

Holders of over $5 million in principal amount of certificated debt securities can request that payment of principal and interest be wired to them by contacting the paying agent at the address set forth above at least one business day prior to the payment date. Otherwise, payments will be made by check.

Certificated Securities - Method of Repurchase

Debt security holders desiring to exercise their repurchase option must notify the paying agent at least 30 but not more than 45 days prior to the repayment date by providing the bank:

     - the certificated debt security, with the section entitled "Option to Elect Repayment" on the reverse of the debt security completed; or

     - a fax or letter (first class, postage prepaid) from a member of a national securities exchange, the National Association of Securities Dealers, or a bank or trust company in the United States which states the following:

     - the name of the holder;

     - the principal amount of the debt security and the amount to be repurchased;

     - the certificate number or the maturity and a description of the terms of the security;

     - a statement that you wish to sell all or a portion of your note; and

     - A guaranty that the debt security with the section entitled "Option to Elect Repayment" on the reverse of the debt security completed, will be received by the paying agent within 5 business days.

The debt security and form must be received by the paying agent by such 5th business day. Your notice of repurchase is irrevocable.

If you sell a portion of a debt security, the old debt security will be canceled and a new debt securityfor the remaining principal amount will be issued to you.

Interest Rate

The interest rate on the debt securities will either be fixed or floating as indicated in the prospectus supplement. The interest paid will include interest accrued to, but excluding, the date of maturity, redemption or repurchase. Interest is generally payable to the person in whose name the debt security is registered at the close of business on the record date before each interest payment date. Interest payable at maturity, redemption, or repurchase, however, will be payable to the person to whom principal is payable.

The interest payment on any debt security originally issued between a record date and interest payment date or on an interest payment date will be made on the interest payment date after the next record date. Interest payments, other than those payable at maturity, redemption or repurchase will be paid, at our option, by check or wire transfer.

Event of Default

"Event of Default" with respect to a series of securities means any of the following:

     - failure to pay the principal of (or premium, if any, on) any debt security of a series when due and payable;


     - failure to pay for 30 days any interest on any debt security of that series;

     - failure to perform any other requirements in the debt securities of that series, or in the indenture in regard to such debt securities, for 60 days after notice; or

     - certain events of insolvency.

An Event of Default for a particular series of debt securities does not necessarily mean that an Event of Default has occurred for any other series of debt securities issued under the indenture. If an Event of Default shall have occurred and be continuing the Trustee or the holders of at least 33% of the principal amount of the debt securities of the series affected by an Event of Default may require us to repay the entire principal of the debt securities of such series immediately. Subject to certain conditions, this requirement may be rescinded by the holders of at least a majority in aggregate principal amount of the debt securities of the series.

The Trustee must within 90 days after a default occurs, notify the holders of the debt securities of the series of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The Trustee may withhold notice to the holders of such debt securities of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of the holders. We are required to file an annual certificate with the Trustee, signed by an officer, about any default by us under any provisions of the indenture.

Subject to the provisions of the indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification and certain other limitations, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such debt securities.

Modification of Indenture

Under the indenture, our rights and obligations and the rights of the holders of any debt securities may be changed. Any change requires the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of all series to be affected, voting as one class. However, no changes to the terms of payment of principal or interest, or reducing the percentage required for changes, is effective against any holder without its consent.

Consolidation, Merger or Sale

We may not merge or consolidate with any corporation or sell substantially all of our assets as an entirety unless:

     - we are the continuing corporation or the successor corporation expressly assumes the payment of principal, and premium, if any, and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding on us; and

     - we, or the successor corporation, are not immediately after the merger, consolidation, or sale in default in the performance of a covenant or condition in the indenture.

PLAN OF DISTRIBUTION

We may sell the debt securities (a) through agents; (b) by underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

Debt securities may be sold on a continuing basis by agents designated by us. The agents agree to use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and us.

By Underwriters

     If underwriters are used in the sale, the underwriters may be designated byus or selected through a bidding process. The debt securities will be acquired by the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities of the series offered if any of the debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the debt securities offered hereby.

Direct Sales

We may also sell debt securities directly. In this case, no underwriters or agents would be involved.

General Information

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase debt securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the debt securities shall be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:

     - the purchase by an institution of the debt securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such jurisdiction is subject; and

     - if the debt securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the debt securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

We have not determined whether the debt securities will be listed on a securities exchange. Underwriters will not be obligated to make a market in any of the securities. We cannot predict the activity of trading in, or liquidity of, our debt securities.

In connection with sales by an agent or an under written offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the debt securities. These transactions may include purchases for the purpose of fixing or maintaining the price of the debt securities.

We may from time to time, without the consent of the existing debt security holders, create and issue further notes having the same terms and conditions as the debt securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest therein. Additional debt securities issued in this manner will be consolidated with, and will form a single series with the previously outstanding notes.

Underwriters, dealers, and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

One of our lawyers will issue an opinion regarding certain legal matters in connection with the debt securities offered pursuant to this prospectus. Cahill Gordon & Reindel, New York, NY will issue an opinion for any underwriters, dealers or agents. Cahill Gordon & Reindel represents us and BGE from time to time. Cahill Gordon & Reindel will rely on the opinion of our lawyers as to matters of Maryland law and the applicability of the Public Utility Holding Company Act of 1935.

EXPERTS

The financial  statements and financial statement schedule  incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Constellation Energy Group, Inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND
MORE INFORMATION

Constellation Energy files annual, quarterly and special reports, proxy statements and other information with the SEC. Prior to Constellation Energy becoming BGE's holding company, reports, statements and other information were filed by BGE under the name "Baltimore Gas and Electric Company." You may read and copy any document filed by BGE or Constellation Energy at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information, regarding companies (including Constellation Energy and BGE) that file documents with the SEC electronically. Constellation Energy's SEC filings may also be obtained from our web site at http://www.constellationenergy.com.

The addresses for both the SEC's and Constellation Energy's website are inactive textual references only and the contents of those sites (other than the documents incorporated by reference as set forth below) are not a part of this prospectus.

This prospectus is part of a registration  statement we filed with the SEC.
In addition, the SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 from now until the time the registration becomes effective and thereafter until we sell all the debt securities.

     o Annual Report on Form 10-K for the year ended December 31, 2000.

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     o Current Reports on Form 8-K filed on March 5, 2001, as amended March 16, 2001 and October 26, 2001.

Any person, including any beneficial owner, may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

      Shareholder Services
      Constellation Energy Group, Inc.
      39 W. Lexington Street
      Baltimore, Maryland  21201
      410-783-5920

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

================================================================================


                              [LOGO]





                           $2,500,000,000


                       Unsecured Debt Securities





--------------------------------------------------------------------------------

                             PROSPECTUS
(Once the registration statement is effective, the date of the Prospectus will be inserted here)

--------------------------------------------------------------------------------





================================================================================

                                                                     Exhibit 12

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.
     Securities and Exchange Commission Registration Fee............... $211,600
     Services of Independent Accountants.......................          70,000*
     Trustee Fees and Expenses.......................................... 15,000*
     Legal Fees and Expenses..........................................  100,000*
     Debt Securities Rating Fees......................................  600,000*
     Printing and Delivery Expenses....................................  50,000*
     Miscellaneous Expenses............................................ 153,400*

     Total                                                           $1,200,000*

      ______________
      * Estimated

Item 15.  Indemnification of Directors and Officers.

     By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director or officer who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a director or advance expenses for a proceeding brought by the director against the corporation except if the proceeding is brought to enforce indemnification by the corporation or if the corporation's charter or bylaws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director or officer, may order indemnification if it determines that in view of all the relevant circumstances, the Director or officer is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

     A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

     The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

     A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

         Article Eighth of the Company's Charter reads as follows:

         "(a)(i) The Corporation shall indemnify

           (A) Its Directors and Officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland, now or hereafter in force, including the advance of expenses, under the procedures and to the full extent permitted by law, and

           (B) other employees and agents, to such extent as shall be authorized by the Board of Directors or the Corporation's by-laws and be permitted by law.

     (ii) The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

     (iii) The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.


             (b) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Director or Officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Directors and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal."

         Article V of the Company's By-Laws reads as follows:

     "The Corporation shall indemnify all Directors, Officers and employees to the fullest extent permitted by the general laws of the State of Maryland and shall provide indemnification expenses in advance to the extent permitted thereby. The Corporation will follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

     The Indemnification and advance of expenses provided by the Charter and these by-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a Director or Officer after such person has ceased to be a Director or Officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the
     Corporation and hereunder shall be deemed to be a contract between the Corporation and each Director or Officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such Director or

     Officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force."

     The Directors and officers of the Company are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by the Company.

     Also, see indemnification provisions in the Form of Purchase Agreement, included in Exhibit 1(a) to this Registration Statement.

Item 16.  Exhibits.

     Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Constellation Energy Group, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 24th day of January, 2002.


                                      CONSTELLATION ENERGY GROUP, INC.
                                      (Registrant)

                                       By:     /s/ E. Follin Smith
                                                E.  Follin   Smith,
                                               Senior Vice President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature                Title                       Date


Principal executive
officer and director:

*M. A. Shattuck III           Chief Executive         January 24, 2002
                              Officer, President
                              and Director


Principal financial and
accounting officer:

/s/ E. Follin Smith           Senior Vice President   January 24, 2002
    E. Follin Smith           and Chief Financial
                              Officer

*James T. Brady
*Douglas L. Becker
*Beverly B. Byron
*Edward A. Crooke
*James R. Curtiss
*Roger W. Gale                Directors               January 24, 2002
*Freeman A. Hrabowski, III
*Edward J. Kelly III
*Nancy Lampton
*Charles R. Larson
*Christian H. Poindexter
*Michael D. Sullivan


* By:      /s/ E. Follin Smith_________
      E. Follin Smith, Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number

1(a)             -    Form of Purchase Agreement, including
                      Standard Purchase Provisions.

1(b)             -    Form of Interest Calculation Agency Agreement.

4(a)*            -    Indenture  dated  as of  March  24,  1999  between  the
                      Company  and The  Bank of New  York.(Designated  as
                      Exhibit 4(a) to Form S-3  Registration  Statement  File
                      No.  333-75217  filed March 29, 1999).

4(b)             -    Form of Unsecured Debt Security (Fixed Rate).

5                -    Opinion of Company Counsel.

12(a)*           -    Computation  of Ratio of Earnings to Fixed Charges for the
                      twelve months ended December 31, 2000, 1999, 1998, 1997 and 1996 (Designated as Exhibit 12(a) in Form 10-Q for the quarter ended September 30, 2001, filed November 14, 2001,
                      File No. 1-12869).

12(b)            -    Computation of Ratio of Earnings to Fixed Charges for the
                      nine months ended September 30, 2001.

23(a)            -    Consent of Company Counsel (included in Exhibit 5).


23(b)            -    Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants.


24               -    Power of Attorney.

25               -    Statement of Eligibility  under the Trust Indenture Act
                      of 1939 (Form T-1) of The Bank of New York, Trustee.

__________________

       * Incorporated by reference.